UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2008

CEVA, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-49842	77-0556376
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA	95110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 408/514-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 29, 2008, CEVA, Inc. (the “Company”) announced its financial results for the quarter ended September 30, 2008. A copy of the press release, dated October 29, 2008, is attached and filed herewith as Exhibit 99.1. This information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarter ended September 30, 2008 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also included a reconciliation of financial measures for the quarters ended September 30, 2008 and 2007 that excluded for (A) the quarter ended September 30, 2008, the expenses associated with the application of Statement of Financial Accounting Standards (“SFAS”) 123(R) and a capital gain related to the Company’s divestment of its equity investment in GloNav Inc. to NXP Semiconductors (the “Glonav Divestment”) and (B) the nine months ended September 30, 2008, the expenses associated with the application of SFAS 123(R), reorganization expense, net of taxes, associated with the termination of the long-term Harcourt lease property in Ireland and capital gains, net of taxes, associated with the Glonav Divestment and the disposal of another investment.

The Company believes that the reconciliation of financial measures in the press release is useful to investors in analyzing the results for the periods ended September 30, 2008 and 2007 because the non-GAAP presentation excluded non-cash equity-based compensation expenses, reorganization expense associated with the Harcourt lease and capital gains associated with the Glonav Divestment and the disposal of another investment that management does not consider meaningful for purposes of analyzing the Company’s core operating results and making budget-planning decisions. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of SFAS 123(R) are reflected on its statements of income. The reconciliation of financial measures should be reviewed in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliation, offer a more complete understanding of factors and trends affecting the Company’s business. The reconciliation of financial measures should not be viewed as a substitute for the Company’s reported GAAP results.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On October 29, 2008, the Board of Directors of the Company (the “Board”) approved an amendment and restatement of the Second Amended and Restated Bylaws of the Company (the “Third Amended and Restated Bylaws”). The amended provisions include, among other things, (a) an update of the information required to be provided by a stockholder who submits a director nomination or other business for consideration at a stockholder meeting, (b) a specification that a stockholder must abide by the Company’s advance notice provisions to have a proposal be considered at a stockholder meeting, whether or not such stockholder includes such proposal in the Company’s proxy statement, (c) an incorporation of all the previous amendments to the bylaws, and (d) the deletion of the provision relating to the Management Committee of the Board.

The full text of the Third Amended and Restated Bylaws is filed as Exhibit 99.2 hereto and incorporated herein by reference. The foregoing description of the Third Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the Third Amended and Restated Bylaws as filed hereto.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of CEVA, Inc., dated October 29, 2008.

99.2	Third Amended and Restated Bylaws of CEVA, Inc., effective October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: October 29, 2008

By: /s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release of CEVA, Inc., dated October 29, 2008.

99.2	Third Amended and Restated Bylaws of CEVA, Inc., effective October 29, 2008.